UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LAKE VICTORIA MINING COMPANY, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

1000 – Metal Mining

(SIC 0 Primary Standard Industrial Classified Code)

51-0628651

(I.R.S. Employer Identification Number)

6805 Sundance Trail, Riverside, CA 92506

(951) 907-9911

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PARSONS/BURNETT/BJORDAHL, LLP

2070 SKYLINE TOWER, 10900 NE 4TH STREET

BELLEVUE, WA 98004

(425) 451-8036

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant t to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering          [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[X]

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee
Common	12,500,000	$ 0.50(2)	$ 6,250,000	$ 245.63

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)

Based on the last reported sales price on the Over-The-Counter Bulletin Board, as of July 11, 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated:  ___________________

SELLING STOCKHOLDERS PROSPECTUS

LAKE VICTORIA MINING COMPANY, INC.

12,500,000

COMMON STOCK

----------------

All of the shares of Lake Victoria Mining Company, Inc. (“Lake Victoria” or the “Company”) common stock, being offered through this Prospectus (the “Shares”) are being offered by the Selling Shareholders.  See the section entitled "Selling Shareholders."  The Company will not receive any proceeds from this Offering.  The Shares were acquired by the Selling Shareholders directly from the Company pursuant to a private offering of common stock conducted by the Company which was exempt from registration under Regulation S of the Securities Act of 1933.  The information in this Prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is declared effective.  This Prospectus is not an offer to sell these securities and it is not a solicitation to buy these securities in any state where such an offer or sale is not permitted.

Securities Being Offered	Up to 12,500,000 shares of common stock (the “Offering”), offered by Selling Shareholders, as listed herein.
Minimum Number of Shares to be Sold in This Offering	None
Securities Issued and to be Issued	All of the common stock to be sold under this Prospectus will be sold by existing shareholders.

Our common stock is presently traded on Over-the-counter Bulletin Board (the “OTC:BB”) under the symbol LVCA.  The last reported sales price per share of our common stock as reported by the OTCB:BB on July 11, 2008 was  $0.51

The purchase of the securities offered through this Prospectus involves a high degree of risk.  See section entitled "Risk Factors" on pages 5 - 10.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

SUMMARY

3

SELECTED FINANCIAL DATE

4

RISK FACTORS

4

FORWARD-LOOKING STATEMENTS

8

USE OF PROCEEDS

8

DETERMINATION OF OFFERING PRICE

8

DILUTION

8

SELLING SHAREHOLDERS

8

PLAN OF DISTRIBUTION

10

DESCRIPTION OF SECURITIES

12

INTERESTS OF NAMED EXPERTS AND COUNSEL

14

DETERMINATION OF OFFERING PRICE

14

INFORMATION WITH RESPECT TO THE REGISTRANT

14

Description Of Business

14

Description Of Property

25

Legal Proceedings

26

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters  26

Financial Statements

27

Plan Of Operation

48

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

51

Directors, Executive Officers, Promoters And Control Persons

51

Executive Compensation

53

Security Ownership Of Certain Beneficial Owners And Management

56

Transactions with Related Persons, Promoters and Certain Control Persons

56

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES  57

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this Prospectus.  Prospective Investors (“Investors”) are urged to read this Prospectus in its entirety.

Lake Victoria Mining Company, Inc.

We were incorporated on March 14, 2007. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property located in Tanzania (the “Property”). The Property consists of one mining license containing an area of approximately 70.72 square kilometers. We intend to explore for gold on the Property.

We have no revenues, have incurred losses since inception, have no operations, have been issued a going concern opinion and have relied upon the sale of our securities and loans from our officers and directors to fund operations.

Our administrative office is located at 6805 Sundance Trail, Riverside, California 92506, our telephone number is (951) 907-9911 and our registered statutory office is located at 6100 Neil Road, Suite 500, Las Vegas, Nevada 89511. Our fiscal year end is March 31. Our mailing address is 6805 Sundance Trail, Riverside, California 92506.

The Offering

Securities Being Offered	Up to 12,500,000 shares of common stock (the “Shares”), offered by Selling Shareholders, as listed herein (the “Offering”).
Securities Issued Before the Offering	17,503,000
Securities to be Outstanding After the Offering	17,503,000
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the Selling Shareholders. See section entitled Use of Proceeds

SELECTED FINANCIAL DATE

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of March 31, 2008	As of Mach 31,2007
	(audited)	(audited)
Balance Sheet
Total Assets	$101,925	$300
Total Liabilities	$57,869	$30,020
Stockholders’ Equity – (Deficit)	$44,056	$(29,720)
	Year Ended	Year Ended
	March 31, 2008	March 31, 2007
	(audited)	(audited)
Income Statement
Revenue	$0	$0
Total Expenses	$26,631	$29,725
Net Loss	$(26,524)	$(29,725)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  Investors should carefully consider the risks described below and the other information in this Prospectus and any other filings we may make with the SEC in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be materially and negatively effected. Our common stock is currently quoted on the Over-The Counter Bulletin Board (the “OTC-BB”), however the trading price of such common stock could decline due to any of these risks, and Investors may lose part or all of their investment.

Please consider the following risk factors before deciding to invest in our common stock.  The risk factors set forth herein do not purport to be the only risk factors which may exist with respect to the Company, its business and/or the Offering.  Investors are encouraged to conduct a thorough analysis, along with their investment, tax and legal advisors, of the Company, its business, operations and this Offering

Risks associated with Lake Victoria Mining Company, Inc.

We have a limited plan of operation.

Our current plan of operation is limited to the exploration of the Property to determine if there is an ore body beneath the surface. Our current plans do not contemplate removal of the ore. We have no plans or funds for ore removal.  Unless the Company develops and implements a plan of operations that contemplates the generation of revenues, we will likely need to secure additional funds through future offerings of our securities, debt or other financing.  We currently have no plans to secure additional funding, if needed, and we are not assured of securing any additional funding on terms that are acceptable to the Company.  In the event the Company is unable to generate any revenues or secure additional funding we may be required to cease active business operations which would likely have a materially negative effect on the value of investments in the Company and/or Investors’ ability to liquidate their investment in the Company.

The probability of the Property producing any reserves is extremely remote..

The probability of an individual prospect ever having reserves is extremely remote. In all probability the Property does not contain any reserves. A lack of reserves will have a materially negative effect on the Company’s ability to generate any revenues.  A lack of revenues may force the Company to alter its business activities and/or cease active business operations which may result in the loss of part or all of Investors’ investment in the Company.

We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend operations.

We were incorporated on March 14, 2007, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $26,524. To achieve and maintain profitability and positive cash flow we are dependent upon:

?

our ability to locate a profitable mineral property

?

our ability to generate revenues

?

our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues may cause us to suspend active business operations.

We have limited capital which may affect its exploration activities.

The Company lacks sufficient capital and as a result must limit its business and exploration activities. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. The failure to discover a recoverable body of ore will likely have a materially negative effect on the Company’s ability to generate revenues and continue actively conducting business operations.  If the Company fails to generate sufficient revenues to sustain its operations the Company may be forced to seek additional sources of revenues, alter its business operations and/or cease active operations.

Our management devotes only limited time to our operations.

Because our officers and directors have other outside business activities, they will only be devoting a portion of their time to our operations.  Mr. Roger Newell, our President and CEO, will be devoting up to 40% of his time, or approximately 16 hours per week.  Mr. Ahmed will be devoting approximately 20% of his time, or approximately 8 hours per week.  Ms. Heidi

Kalenuik, our Secretary, Treasurer and Director, will devote approximately 15% of her time, or approximately 6 hours per week.  As a result, our operations may be sporadic and occur at times which are not convenient to our officers and directors. The limited ability of our management to devote time and effort to our operations may have a negative effect on the Company and its ability to implement its plan of operations currently and in the future.  The Company’s business activities may suffer negative results due to its limited operations which may include, but not be limited to, the failure to locate recoverable deposits of ore, failure to locate financing necessary to extract any ore that is located, failure to extract any ore that is located, and/or the failure to take advantage of other business prospects which may become available to the Company.

We are dependant upon our Management.

We have three officers and directors. We are entirely dependent upon them to conduct our operations. If they should resign or die there will be no one to run the company. Further, we do not have key man insurance. If that should occur, until we find other persons to run the company, our operations will be suspended or cease entirely.

Major shareholders may exert undue influence over the direction of the Company

A major shareholder acquired stock in a series of transactions in which it now owns a total of 17.14% of the issued and outstanding shares of the Company’s common stock.  Subsequently, a change in management occurred allowing an officer and director of our major shareholder to be appointed an officer and director of the Company.  There is a potential for affiliated shareholders (shareholders owning more than 5% of the Company’s common stock, or officers and directors) to continue to exert influence over the actions taken by the Company’s officers and directors in pursuit of its business plan.

Political unrest and governmental regulation.

We expect to explore, and eventually mine for gold and precious metals in Tanzania and possible other countries.  Consequently, any political, economic and social unrest and/or instability in Tanzania may adversely affect our business operations. In particular, instability in the mining regions of Tanzania could result in a decrease in the availability of equipment, labor and other supplies needed for the continued operation and growth of our business. It could also lead to an increase in our purchasing costs and increased operating costs. This may impair our business and we may have to cease or curtail our operations and investors could lose their entire investment.

Risks associated with this Offering:

1.  The Company’s affiliates control a significant percentage of the outstanding shares of the Company and therefore have disproportionate control over the Company’s activities

Affiliates beneficially own approximately 17.14% of the issued and outstanding shares of our common stock.  As a result of this ownership these affiliates could exert a disproportionate amount of control over the Company’s activities including the election of members of the board of directors.  Investors may not agree with the control exerted over the Company’s activities by such affiliates.  As a result of the potential for control by affiliates, Investors may have limited opportunity to affect the Company’s business activities.

2.  Lack of liquidity.

The Company’s common stock price is currently quoted on the OTC:BB under the symbol “LVCA”.  However, there is currently a limited public market for our common stock and we can provide no assurance to Investors that the market for our common stock will be sustained.  The Company cannot guarantee that any Investor will find a willing buyer for its Company stock at any price, much less a price that will result in the Investor realizing any profit on its investment in Company shares.

There may be limited opportunity for Investors to liquidate any of their holdings in common stock of the Company.  Trading volume may be insignificant and Investors may be forced to hold their investment in Company shares for an extended period of time.  The lack of liquidity may also cause Investors to lose part or all of their investment in the Shares.

3.  Our Stock Price May Be Volatile

There is currently a limited public market for our common stock and we can provide no assurance to Investors that the market for our common stock will be sustained.  If a market is sustained, however, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1)

actual or anticipated variations in our results of operations;

(2)

our ability or inability to generate new revenues;

(3)

increased competition; and

(4)

conditions and trends in the mining industry.

Further, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

4.  Penny Stock rules.

The Penny Stock Reform Act (Securities Exchange Act Sect. 3(a)(51A)) defines a penny stock as an equity security that is not registered on a national stock exchange or authorized for quotation on NASDAQ, and that sells for under $5.00 per share.  Lake Victoria Mining Company, Inc. will be considered a penny stock under said Act.  A purchase of a Penny Stock is an extremely high risk stock purchase that could result in the entire loss of an individual’s investment.  Since the Company’s stock will be considered a penny stock, a broker-dealer is required to provide a risk disclosure statement detailing the inherent risks in investing in a penny stock to a customer prior to recommending the sale of its stock.  This could severely limit the ability to create a market for shares of the Company’s stock and make it difficult for an Investor to liquidate his or her shares.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this Prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares offered through this Prospectus by the Selling Shareholders.

DETERMINATION OF OFFERING PRICE

Offering Price for the common stock being registered was based on current trading prices, as reported on the OTC:BB as of July 11, 2008.  The Company’s stock price is quoted on the OTC:BB under the symbol “LVCA.”

DILUTION

The Shares to be sold by the Selling Shareholders are shares of the Company’s common stock that are currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The Selling Shareholders named in this Prospectus are offering all of the 12,500,000 Shares of common stock being offered hereby. The Shares include the following:

(A)

The 12,500,000 Shares of our common stock being offered under this Prospectus were acquired from us in an offering completed on May 28, 2008, that was exempt from registration under Regulation S of the Securities Act of 1933 (the “Securities Act”).

The following table provides, as of July 18, 2008, information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders, including:

(A)

the number of shares, of common stock, owned by each prior to this Offering;

(B)

the total number of Shares that are to be offered by each;

(C)

the total number of shares, of common stock, that will be owned by each upon completion of the Offering;

(D)

the percentage of total shares, of common stock, owned by each upon completion of the Offering; and

(E)

the identity of the beneficial holder of any entity that owns shares.

To the best of our knowledge, the named parties in this table beneficially own and have sole voting and investment power over all Shares or rights to their Shares.  Also in calculating the number of shares of our common stock that will be owned upon completion of this Offering, we have assumed that none of the Selling Shareholders sells shares of common stock not being offered in this Prospectus or purchases additional shares of common stock, and have assumed that all Shares offered are sold.  We have based the percentage owned by each on 17,503,000 shares of common stock outstanding on June 27, 2008.

Name and Address of Selling Stockholder	Number of Shares Owned Before the Offer	Total Number of Shares to be Offered	Total Number of Shares Owned After the Offer	Percentage Owned After Offer
Werner Hauser Dorfstr. 22, CH-8825 Hütten, Switzerland	1,250,000	1,250,000	0	0%
Susan Bossart Attinghauserstr. 99 CH-6460 Altdorf, Switzerland	1,250,000	1,250,000	0	0%
Heinz Hediger Pfäffikonerstr 16, CH8834 Schindellegi, Switzerland	625,000	625,000	0	0%
Miriam Mahler Im Sunnebüel 11 CH-8800 Thalwil, Switzerland	625,000	625,000	0	0%
Andrea Küttel Beulweg 46 CH-8853 Lachen, Switzerland	625,000	625,000	0	0%
Claudia Reichmuth Stutzstr. 9 CH-8834 Schindellegi, Switzerland	625,000	625,000	0	0%
Pius Gürber Herrengasse 3 CH 6430 Schwyz, Switzerland	625,000	625,000	0	0%
Walter Enderli Luzernstr. 21 CH-6363 Weggis, Switzerland	625,000	625,000	0	0%

Marie-Theres Fritschi Wollerauerstr. 7 CH 8834 Schindellegi, Switzerland	1,600,000	1,600,000	0	0%
Johann Bastian Deuterstrasse 11B D-86359 Neasäss, Switzerland	1,700,000	1,700,000	0%	0%
Alexander Hoffmann Baumgartner-Strasse 27 D-86161 Augsburg Switzerland	1,700,000	1,700,000	0	0%
Roger Mahler Im Sunnebüel 11 CH-8800 Thalwil Switzerland	1,250,000	1,250,000	0	0%

To our knowledge, none of the Selling Shareholders:

(1)

has had a material relationship with Lake Victoria, other than as a shareholder as noted above, at any time within the past three years; or

(2)

has ever been an officer or director of Lake Victoria, except as noted above.

None of the Selling Shareholders are related to the directors or officers.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately-negotiated transactions;

•

short sales that are not violations of the laws and regulations of any state or the United States;

•

broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the Shares;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus. The Selling Shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The Selling Shareholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that a Selling Shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Shareholders cannot assure that all or any of the Shares offered in this Prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the Shares offered in this Prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the Shares, including fees and disbursements of counsel to the Selling Shareholders, but excluding brokerage commissions or underwriter discounts.

The Selling Shareholders, alternatively, may sell all or any part of the Shares offered in this Prospectus through an underwriter. No Selling Shareholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.  The Selling Shareholders and any other persons participating in the sale or distribution of the Shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the Shares by, the Selling Shareholders or any other such person.  In the event that the Selling Shareholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the Selling Shareholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  In regards to short sells, the Selling Shareholder can only cover its short position with the securities they receive from us upon conversion.  In addition, if such short sale is deemed to be a stabilizing activity, then the Selling Shareholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the Shares.

We have agreed to indemnify the Selling Shareholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Selling Shareholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the Selling Shareholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this Prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Shareholder and the broker-dealer.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

?

have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

?

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

?

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

?

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares is at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. Sections 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. None of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and it is unlikely that following this Offering we will have 200 shareholders, 100 or more of which reside in Nevada. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

We are not required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We are required to file reports with the SEC under section 15(d) of the Securities Act. The reports are filed electronically. The reports we are required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities will be Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DETERMINATION OF OFFERING PRICE

Parsons/Burnett/Bjordahl, LLP, our independent counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this Prospectus and the registration statement have been audited by Williams & Webster, P.S., Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

We were incorporated in the State of Nevada on March 14, 2007. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property. We maintain our statutory registered agent’s office at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511 and our business office is located at 6805 Sundance Trail, Riverside, California 92506. This is our mailing address as well. Our telephone number is (951) 907-9911. David Gamache, a former offier, supplies this office space on a rent-free basis.

There is no assurance that a commercially viable mineral deposit exists on the property and further exploration will be required before a final evaluation as to the economic feasibility is determined.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause its plans to change.

Description Of Business

We acquired a license to explore the Property from Uyowa Gold Mining and Exploration Company Limited, P.O. Box 3167, Dar es Salaam, Tanzania.

On June 3, 2008, Lake Victoria Mining Company, Inc. agreed to a fourth amendment to the Mineral Property Purchase/Option Agreement dated April 1, 2007, between Lake Victoria Mining Company and Uyowa Gold Mining and Exploration Limited.

The parties have mutually agreed to a Fourth Amendment Agreement that in summary contains the following material changes:

1.	The number of days or the date for the cash and shares payment (Initial Payment Date) has been amended and must occur no later than August 31, 2008.
2.	The payment amount has been increased from $20,000 USD to $75,000 USD.
3.	The option to acquire a 100% interest in and to the property has been amended to an option to acquire an 80% interest in and to the property.
4.

Schedule C "Production and Pre Production Agreement" has be amended to a new Schedule C "Exploration Commitments" and commits Lake Victoria to perform a total of $1,600,000 in exploration work over a forty-eight month period from the "Initial Payment Date".

Additionally the Company must complete the issuance of 10% of our share capital on the Initial Payment Date, performing on a best efforts basis Schedule B and agreeing to the Exploration Commitments of Schedule C.

We have no revenues, have incurred losses since inception, no operations, have been issued a going concern opinion and have relied upon the sale of our securities and loans from our officers and directors to fund operations.

We have no plans to change our business activities or to combine with another business, and are not currently aware of any imminent events or circumstances that might cause us to change our plans.

The Property is unencumbered and there are no competitive conditions which affect the Property. Further, there is no insurance covering the Property and we believe that no insurance is necessary since the Property is unimproved.

To date we have not performed any work on the Property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the Property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

There are no native land licenses that affect title to the Property. We have no plans to interest other companies in the property if mineralization is found.

Licenses

The following is a list of tenure number, license, date of recording and expiration date of the license:

		Date of	Date of
Number	Document Description	Recording	Expiration
2747/2004	Certificate of Acknowledgement	May 25, 2007	May 25, 2014

Location and Access

The license PL2747/2004 was granted by the Ministry of Energy and Minerals to Uyowa Gold Mining and Exploration Company Limited on May 25, 2007 for a period of seven years with the intention of doing exploration. The license is owned 100% by Uyowa Gold Mining and Exploration Company Limited and with the present agreement the license will be optioned 80% to Lake Victoria Mining Company, Inc. Lake Victoria Mining Company, Inc. is a recently formed company in the state of Nevada, United States. No royalties or other encumbrances exist with respect to this property.

The Property is situated in Magu District, Mwanza region (Figs.1) in northern Tanzania, approximately 1,200 km northwest of Dar es Salaam by road. The area can be reached by moving northeastwards from Mwanza city on the all-weather Mwanza-Magu-Bunda sealed road that continues northwards to Musoma. From Itongo village on this road, which is 125 km from Mwanza, the license area can be reached by moving southeastwards on a secondary road for a distance of 6 km. Both Magu and Bunda are Districts headquarters.

Physiography

The climate of the area is humid tropical, with two distinct seasons - wet and dry. A rainy season occurs from November to May. Most rainfall (approximately 90%) occurs within the months of February and April. The mean annual day temperature in the area is 26oC but the nights are cooler. A pleasant dry season starts from June. The Nyanzian rocks and Neogene superficials produce open grassy country, extensively cultivated and grazed. Over the granitic rock most of the primary vegetation has been cleared leaving some open woodland and thick bush only on the steeper hillsides.

The most conspicuous topographic features in the adjacent area are the large Ngasamo and Wamangola Hills to the south, formed by ultra basic intrusive rocks, with intervening flat stretches of grass. The shearing in the granitic rocks bordering the Ndabaka Plains to the south in the Kalemela-Ilundu-Ngamwili area is evidence that the depression containing the plains is a graben. The license area constitutes the northern extremity of the extensive and mature land surface of Sukumaland to the South. The license area is adequately drained by the NW-SE flowing Lutubiga stream together with various other tributaries emanating from the generally E-W flowing Ramadi River. All rivers in the area flow into the Duma River to the South that finally pours its waters into Lake Victoria. The drainage is structurally controlled as they follow joints, shear zones and other internal structures such as foliation. Outcrops in the area are scarce as much of the area is covered with extensive areas of recent alluvium and colluviums.

Geology

Planar flow structures are observed in the SW part of the PL, and in the central and southeastern parts of the PL. Vertical joints also occur in the central part of the PL. A major NE-trending linear feature observed from the Lutubiga area within the adjacent Kalemela PL to the south coincides with the nyanzian amphibolite outcrops in the central part of the PL. Minor NW-trending linear features also do occur. Amphibolites dip at about 70° to the NE. A dolerite (pigeonitic) dyke thought to be of post Bukoban age occurs on the central south part of the PL.

The most significant single structural element in the region, the Suguti shear, is located further to the north and east, and lies within a broad, 2-3 km wide, eluviated depression. It has been inferred that the small faults within the PL area are offshoots of this structure and are believed to be economically significant. The Suguti Shear is controlled by a major crustal lineament and that the influence of this structure extends beyond the greenstone belt.

The synorogenic rocks in the area have a well-developed system of jointing as evidenced from aerial photographs. Planar flow structure is vertical with a general E-W trend. The longest feature appears to be on alignment with outcropping Nyanzian rocks within the PL. metamorphic grade throughout the region is low and probably falls within the range of prehnite pumpelite or lower greenschist facies. Linear fabric, and distortion of primary or syndepositional features such as quartz eyes, pyroclastic fragments and amygdaloidal cavities has not occurred and the regional structural fabric is therefore of low strain. Despite this, accumulated evidence from air photography show that the greenstones are quite heavily deformed in some areas.

All of the documented gold occurrences in the South Eastern Lake Victoria Goldfields (SELVG) lie mostly within the Nyanzian formation. Experience in Western Australia indicates that there are at least four significant deformation (mineralizing) events and none of these are formation/lithology specific, i.e. gold deposits are found in varying rock types of different ages within the Archaean (Hammond & Nisbet, 1992).

There are several significant observations that can help in the understanding of the tectonic evolution of the Tanzanian Shield. These are listed below in what is considered to be the chronological order of events:

(i) The base of the Nyanzian System (comprising basalts and porphyries) lies uncomformably over the granite/gneiss. Shearing and gold mineralization crossing the stratigraphic boundary (e.g. Maji Moto) indicates that this contact is not a simple unconformity. The presence of basal conglomerates, porphyries, etc. implies that in places the contact may be a lag fault (extensional).

(ii) The presence of garnetiferous amphibolites (at Maji Moto) indicates that lower grade metamorphic lithologies have been juxtaposed with higher grade units. This is likely to have been achieved by faulting of low grade metamorphic rocks, moving them down through the stratigraphy to lie with higher grade rocks in large extensional systems, i.e. lag faults.

(iii) The basic volcanic suite that comprises the Nyanzian system is clearly post basin- opening. Numerous papers quote the development of shear zones, alteration and gold mineralization through this sequence. The tectonic activity may be synextensional or due to thrusting and stacking as the basin closed. As the foliations within the Nyanzian system are layer parallel, it is likely that the now principal E-W foliation throughout the shield was developed as a consequence of this deformation event.

(iv) The Kavirondian sediments unconformably overlie the Nyanzian System. The presence of conglomerates and differing age granites indicate that there was another extensional phase once the Nyanzian System was established.

(v) The emplacement of large granitic domes, E-W in orientation, and also E-W orientated greenstone belts indicate that the entire sequence appears to have been compressed from north to south. In some areas e.g. the Sukumaland, the greenstone belts wrap around the granite/gneiss dome (s) (Mhina & Borg, 1990). This ‘wrap around feature is probably a relict plunging antiform.

(vi) The emplacement of syn- and post-orogenic felsic intrusive bodies. The intrusion of such features commonly accompanies significant tectonic activity. Many intrusives of this nature may enter dilational sites and jogs within the evolving greenstone/granite terrains. Some of these features may be mineralized.

Local (Deposit) Geology

The local (prospect) geology of the license area is as shown in Figure 2.

Amphibolites- Nyanzian (Archaean)

The Nyanzian emphibolites form isolated outcrops forming an E-W band across the center of the PL. The dominant rock type is plagioclase amphibolites with albite and actionolite as the major mineral constituents and with epidotic, clinozoisite and tremolite, whilst accessory and secondary minerals include quartz, magnetite, ilmenite, sphene chlorite and calcite. Plagioclase amphibolite is the more predominant than zoisite amphibolites.

Syn-tectonic Acid Plutonic Rocks – Precambrian

These rocks underlie most of the Kisesa, Mkula and Kijeleshi areas making up the southern half of the PL. They are sub-divided into granite, biotite granodiorite and hornblende granodiorite. The granite and biotite granodiorite are generally grey, coarse-to medium-grained holocrystalline rocks, composed of primary quartz, oligoclase and microcline, accessory biotite, magnetite, ilmenite, sphene, epidote and apatite; the biotite is usually partly altered to chlorite. Secondary sericite and kaolinitic minerals are present. These rocks that are in places sheared are mostly obscured by colluvium and eluvium of Neogene age. Synorogenic rocks have a well-developed system of jointing which is particularly evident on air photographs. Planar flow structure is usually vertical with a general E-W trend.

Late Orogenic Granites – Precambrian

The late-orogenic granite is pink, coarse- or fine-grained (cf. microgranite) and holocrystalline. The late-orogenic granites appear to be sharply delimited from the synorogenic rocks; outcrops, though limited in extent, generally form rugged prominent topographical features.

Minor Intrusives- Precambrian

Occurrences of metadolerite and appinite generally form features of low relief with occasional outcrops. They are partly altered dark-green medium-grained rocks that appear to form a gradational series. The metadolerite shows partial development of hornblende porphyroblasts that are characteristic of the appinite.

Mbuga – Neogene

This covers the northern half of the PL and consists of heavy, dark, Mbuga clay soils in an area thought to be underlain by both granitic and Nyanzian rocks.

History

There is no record or evidence of previous exploration or operations on the Property.

MAP 1

MAP 2

Supplies

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Our Proposed Exploration Program

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the Property contains reserves. .. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don’t find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we may suspend active business operations and you may lose part or all of your investment in the Company.

In addition, we may not have enough money to complete our exploration of the Property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from additional offerings of our securities or via debt financing. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cant raise it, we may have to suspend active business operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our Property and if any minerals which are found can be economically extracted and profitably processed.

The Property is undeveloped raw land. Exploration and surveying has not been initiated. To our knowledge, the Property has never been mined. The only event that has occurred is the acquisition of the Property from Uyowa Gold Mining and Exploration Company Limited and the physical examination of the Property by Daniel Malinga and Ishegize Abdul Ishegize, private consultants and qualified persons with extensive field experience. Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred, we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can’t predict what that will be until we find mineralized material.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that whatever is located under adjoining property may or may not be located under the Property.

We intend to implement an initial exploration program which consists of Geochemical surveys such as rockchip/soil sampling and Geological mapping which should be undertaken across faults inferred from the aeromagnetic lineaments. Mr. Ishegize will determine where drilling will occur on the Property. Mr. Ishegize will receive fees for his services. The samples will be tested to determine if mineralized material is located on the Property. Based upon the initial exploration program, we will determine if we will terminate operations; proceed with additional exploration of the Property; or develop the Property. We intend to take our samples to analytical chemists, geochemists and registered assayers located in Manza, United Republic of Tanzania. We have not selected any of the foregoing as of the date of this Prospectus.

We estimate the cost of initial exploration program consisting of: gridding, soil sampling, trenching, geological mapping, soil and rock assays report writing and all accommodations and travel to be $34,320.

The breakdowns were made in consultation with Mr. Ishegize.

We do not intend to interest other companies in the Property if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultant. We have no plans to interest other companies in the Property if we do not find mineralized material.

If we are unable to complete exploration because we do not have enough money, we will suspend active operations until we locate and secure additional sources of funding. If we cannot or do not locate and secure additional funding, we may be forced to suspend active business operations.

Competitive Factors

The gold mining industry is fragmented, that is there are many gold prospectors and producers, small and large. We are a small exploration stage mining company and we do not have the financial, personnel or equipment resources that many competitors possess. Because of our lack of resources we may not be able to adequately withstand the competitive forces that exist in the mining industry generally and specifically with respect to gold mining.

Regulations

Mineral rights in the United Republic of Tanzania are governed by the Mining Act of 1998, and control over minerals are vested in the United Republic of Tanzania. Prospecting for the mining of minerals may only be conducted under authority of a mineral right granted by the Ministry of Energy and Minerals under this Act.

The three types of mineral rights most often encountered, which are also those applicable to us are:

?

prospecting licenses;

?

retention licenses; and

?

mining licenses.

A prospecting license grants the holder thereof the exclusive right to prospect in the area covered by the license for all minerals, other than building and gemstones, for a period of three years. Thereafter, the license is renewable for two further periods of two years each. On each renewal of a prospecting license, 50 percent of the area covered by the license must be relinquished. Before application is made for a prospecting license, a prospecting reconnaissance for a maximum area of 5,000 square kilometers is issued for a period of two years after which a three-year prospecting license is applied for. A company applying for a prospecting license must, inter alia, state the financial and technical resources available to it. A retention license can also be requested from the Minister, after the expiry of the 3-2-2-year prospecting license period, for reasons ranging from funds to technical considerations.

Mining is carried out through either a mining license or a special mining license, both of which confer on the holder thereof the exclusive right to conduct mining operations in or on the area covered by the license. A mining license is granted for a period of 10 years and is renewable for a further period of 10 years. A special mining license is granted for a period of 25 years and is renewable for a further period of 25 years. If the holder of a prospecting license has identified a mineral deposit within the prospecting area which is potentially of commercial significance, but it cannot be developed immediately by reason of technical constraints, adverse market conditions or other economic factors of a temporary character, it can apply for a retention license which will entitle the holder thereof to apply for a special mining license when it sees fit to proceed with mining operations.

A retention license is valid for a period of five years and is thereafter renewable for a single period of five years. A mineral right may be freely assigned by the holder thereof to another person, except for a mining license, which must have the approval of the Ministry to be assigned.

However, this approval requirement for the assignment of a mining license will not apply if the mining license is assigned to an affiliate company of the holder or to a financial institution or bank as security for any loan or guarantee in respect of mining operations.

A holder of a mineral right may enter into a development agreement with the Ministry to guarantee the fiscal stability of a long-term mining project and make special provision for the payment of royalties, taxes, fees and other fiscal imposts.

We have complied with all applicable requirements and the relevant licenses have been issued.

Environmental Law

We are also subject to laws dealing with environmental matters relating to the exploration and development of mining properties. The goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety

2.	Archaeological Sites

3.	Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the Property.

We will secure all necessary permits for exploration and, if development is warranted on the Property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into an active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. We do not anticipate disturbing or otherwise negatively affecting any endangered species. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the Property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only “cost and effect” of compliance with environmental regulations in Tanzania is returning the surface to its previous condition upon abandonment of the property. We believe the cost of reclamation will be between $3,000 and $5,000. We have not currently allocated any funds for the reclamation of the Property.

Employees

We intend to use the services of subcontractors for manual labor exploration work on the Property.

Employees and Employment Agreements

At present, we have no full-time employees. Our two officers and three directors are part-time employees and each will devote a portion of their time to our operation. Mr. Roger Newell, our President and CEO, will be devoting up to 40% of his time, or approximately 16 hours per week.  Mr. Ahmed will be devoting approximately 20% of his time, or approximately 8 hours per week.  Ms. Heidi Kalenuik, our Secretary, Treasurer and Director, will devote approximately 15% of her time, or approximately 6 hours per week.  Our officers and directors do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors. David Gamache will handle our administrative duties.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Description Of Property

We maintain our statutory registered agent’s office at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511 and our business office is located at 6805 Sundance Trail, Riverside, California 92506. This is our mailing address as well. Our telephone number is (951) 907-9911. David Gamache, a former officer, supplies this office space on a rent-free basis.

Legal Proceedings

We are not currently a party to any legal proceedings.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market information

Lake Victoria’s common stock is quoted on the Over the Counter Electronic Bulletin Board ("OTC:BB") under the symbol, "LVCA.OB". Trading in the common stock in the Over-the-Counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions. Lake Victoria commenced quotation on the OTC on February 13, 2008. Set forth below is the range of high and low bid information for each quarter since that time as provided by "Otcbb.com" information centre website:

Quarter	High	Low
2008 Second Quarter (As of June 27, 2008)	$1.00	$0.012
2008 First Quarter	$1.00	$0.02
2007 Fourth Quarter (From March 3, 2008)	$0.12	$0.12

Holders of Our Common Stock

As of the date of this prospectus statement, we have approximately 64 registered shareholders.

Registration Rights

Other than the Shares being Offered hereby, we have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)   we would not be able to pay our debts as they become due in the usual course of business; or

(2)   our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends.  We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

A total of 4,000,000 shares of our common stock became available for resale to the public after March, 2008, in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who is an affiliate of a company and has beneficially owned shares of a company's common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.    1% of the number of shares of the company's common stock then outstanding, which equals approximately 17,503,000 shares in our company as of the date of this Prospectus; or

2.    the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

As of the date of this Prospectus, none of our officers and directors held any shares that may be sold pursuant to Rule 144.

Financial Statements

The following statements are included herewith:

Audited Financial Statements for the Years Ended March 31, 2008 and 2007

Unaudited Interim Financial Statements for the Quarter Ended June 30, 2008

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

INDEX
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1
FINANCIAL STATEMENTS
Balance Sheets	F-2
Statement of Operations	F-3
Statement of Stockholders' Deficit	F-4
Statement of Cash Flows	F-5
NOTES TO THE FINANCIAL STATEMENTS	F-6

Williams & Webster, P.S.
Certified Public Accountants & Business Consultants

Board of Directors
Lake Victoria Mining Company, Inc.
Riverside, California

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Lake Victoria Mining Company, Inc. (an exploration stage company) as of March 31, 2008 and 2007, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended March 31, 2008 and for the periods from March 14, 2007 (Inception) to March 31, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lake Victoria Mining Company, Inc. as of March 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended March 31, 2008 and for the periods from March 14, 2007 (Inception) to March 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has sustained substantial operating losses since inception and has limited cash resources. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WILLIAMS & WEBSTER, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
June 10, 2008

LAKE VICTORIA MINING, INC.
( AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS

	March 31,	March 31,
	2008	2007

ASSETS

Current assets
Cash	$101,925	$300
Total Current Assets	101,925	300

PROPERTY AND EQUIPMENT, NET	-	-

TOTAL ASSETS	$101,925	$300

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$2,580	$-
Accrued expenses	1,290	9,600
Advances payable - related party	53,920	20,420
Other Payables	79	-
Total Current Liabilities	57,869	30,020

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.00001 par value: 100,000,000	-	-
authorized, no shares outstanding
Common stock, $0.00001 par value;
100,000,000 shares authorized, 5,003,000 and 4,000,000
shares issued and outstanding, respectively	50	40
Additional paid-in capital	100,290	-
Subscription receivable	(35)	(35)
Accumulated deficit during exploration stage	(56,249)	(29,725)
Total stockholders' Equity (Deficit)	44,056	(29,720)

TOTAL LIABILITIES AND
STOCKHOLDERS EQUITY (DEFICIT)	$101,925	$300

The accompanying notes are an integral part of these financial statements.

LAKE VICTORIA MINING, INC.
( AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS

			Period from
	For the Year	For the Year	March 14, 2007
	Ended	Ended	(Inception) to
	March 31, 2008	March 31, 2007	March 31, 2008

REVENUE	$-	$-	$-

OPERATING EXPENSES
General and administrative expenses	26,631	29,725	56,356

Total operating expense	26,631	29,725	56,356

LOSS FROM OPERATIONS	(26,631)	(29,725)	(56,356)

OTHER INCOME(EXPENSES)
Interest income	107	-	107
Total other income	107	-	107

LOSS BEFORE TAXES	(26,524)	(29,725)	(56,249)

INCOME TAX EXPENSE	-	-	-

NET LOSS	$(26,524)	$(29,725)	$(56,249)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$(0.01)	$(0.02)	$(0.01)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	4,502,915	1,333,333	4,535,538

 The accompanying notes are an integral part of these financial statements.

LAKE VICTORIA MINING, INC.
( AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

					Accumulated	Total
	Common Stock		Additional	Subscription	Deficit During	Stockholders'
	Shares	Amount	Paid-in Capital	Receivable	Exploration Stages	Equity (Deficit)

Balance, at March 14, 2007 (Inception)	-	$-	-	$-	$-	$-

Common stock issued for cash
$0.00001 per share	4,000,000	40		(35)	-	5

Net loss for period ended					(29,725)	(29,720)
March 31, 2007

Balance, at March 31, 2007	4,000,000	$40	$-	$(35)	$(29,725)	$(29,720)

Common stock issued for cash						-
at $0.1 per share	1,003,000	10	100,290	-	-	100,300

Net loss for period ended
March 31, 2008	-	-	-	-	(26,524)	(26,524)

Balance, March 31, 2008	5,003,000	$50	$100,290	$(35)	$(56,249)	$44,056

The accompanying notes are an integral part of these financial statements.

LAKE VICTORIA MINING, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS

			Period from
	For the Year	For the Year	March 14, 2007
	Ended	Ended	(Inception) to
	March 31, 2008	March 31, 2007	March 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(26,524)	$(29,725)	$(56,249)
Adjustments to reconcile net loss to net cash
provided (used) by operating activities:
Increase in Accounts payable	2,580	-	2,580
Increase in accrued expenses	(8,310)	9,600	1,290
Increase in other payables	79	-	79
Net cash used by operating activities	(32,175)	(20,125)	(52,300)

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:	-	-	-

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from issuance of stock	100,300	5	100,305
Related party payable proceeds	33,500	20,420	53,920
Net cash provided by financing activities	133,800	20,425	154,225

Net increase in cash and cash equivalents	101,625	300	101,925

Cash at beginning of period	300	-	-

Cash at end of period	$101,925	$300	$101,925

SUPPLEMENTAL CASH DISCLOSURES:
Income taxes paid	$-	$-	$-
Interest paid	$-	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for subscription receivable	$(35)	$(35)	$(35)

The accompanying notes are an integral part of these financial statements.

LAKE VICTORIA MINING COMPANY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 1 – DESCRIPTION OF BUSINESS

Lake Victoria Mining Company, Inc. (hereinafter “the Company”) was incorporated March 14, 2007 under the laws of the State of Nevada.

The principal business of the Company is to search for mineral deposits or reserves which are not in either the development or production stage. The Company is an exploration stage corporation that intends to conduct exploration activities on a gold property located in Tanzania. This property consists of one mining license for an area of approximately 70.72 square kilometers.

The Company’s administrative office is located in Riverside, California. The Company’s year-end is March 31.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from the estimates and assumptions and could have a material effect on the reported amounts of the Company’s financial position and results of operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of Lake Victoria Mining Company, Inc. are presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.

These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all short-term debt with original maturities of three months or less to be equivalent.

LAKE VICTORIA MINING COMPANY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2008

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 133”), as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At March 31, 2008, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted losses per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Exploration Stage
The Company has been in an exploration stage since its formation and has not realized any revenues from operations. It is primarily engaged in searching for mineral deposits or reserves which are not in either the development or production stage.

Fair Value of Financial Instruments
The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at March 31, 2008.

LAKE VICTORIA MINING COMPANY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2008

Income Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (hereinafter “SFAS No.109”). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At March 31, 2008, the Company had deferred tax assets (calculated at an expected rate of 34%) of approximately $19,100 principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established at March 31, 2008. The significant components of the deferred tax asset at March 31, 2008 were as follows:

	March 31,	March 31,
	2008	2007
Net operating loss carryforward	$56,300	$29,700

Deferred tax asset	$19,000	$10,100
Deferred tax asset valuation allowance	(19,000)	(10,100)
Net deferred tax asset	$-	$-

At March 31, 2008, the Company has net operating loss carryforwards of approximately $56,300, which expire in the year 2023.

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Going Concern
As shown in the accompanying financial statements, the Company had an accumulated deficit incurred through March 31, 2008. The Company has no revenues, limited cash and losses from operations. Management intends to seek additional capital from new equity securities offerings that will provide funds needed begin the exploration for gold. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. The Company anticipates that it will need $100,000 to continue in existence for the following twelve months. The Company expects to be able to control its cash outflows based upon funds received.

LAKE VICTORIA MINING COMPANY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2008

Mineral Properties
Costs of acquiring mineral properties are capitalized by project area upon purchase of the associated claims. Costs to maintain the mineral rights and leases are expensed as incurred. When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves.

Mineral properties are periodically assessed for impairment of value and any diminution in value. As of March 31, 2008, the Company did not have rights to any mineral properties.

On May 25, 2007, license 2747/2004 was granted by the Ministry of Energy and Minerals to Uyowa Gold Mining and Exploration Company Limited for the period of seven years with the intention of conducting exploration. The license is owned 100% by Uyowa Gold Mining and Exploration Company Limited and with the present agreement (see Note 3) the license will be optioned 80% to Lake Victoria Mining Company, Inc. No royalties or other encumbrances exist with respect to this property.

NOTE 3 - MINERAL PROPERTY PURCHASE/OPTION AGREEMENT

License 2747/2004 was granted by the ministry of Energy and Minerals to Uyowa Gold Mining Exploration Company Limited in 2007 for the period of seven years with the intention of doing exploration.

The gold property is situated in Magu District, Mwanza region in northern Tanzania, approximately 1,200 km northwest of Dar es Salaam by road. The area can be reached by moving north eastwards from Mwanza city on the all-weather Mwanza-Magu-Bunda sealed road that continues northwards to Musoma. From Itongo village on this road, which is 125 km from Mwanza, the license area can be reached by moving southeastwards on a secondary road for a distance of 6 km. Both Magu and Bunda are Districts headquarters.

The Company acquired a license to explore the property from Uyowa Gold Mining and Exploration Company Limited, P.O. Box 80079, Dar es Salaam, Tanzania. Under the terms of the license, the Company is able to acquire 80% interest in the property by contracting its own geologist, paying the owner $20,000 (Initial Payment Date) within a maximum of 100 days of the Initial Signing Date and issuing 10% of Company's share capital on the Initial Payment Date. In February, an amended agreement was signed extending the expiration date of the license acquisition until May 31, 2008.

NOTE 4 – CAPITAL STOCK

Preferred Stock
The Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001. As of March 31, 2008, the Company has not issued any preferred stock.

LAKE VICTORIA MINING COMPANY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2008

Common Stock
The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.00001. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in March 2007, the Company issued 4,000,000 shares of common stock for cash of $5 and a subscription receivable of $35.

On October 17, 2007, the Company completed a public offering of 1,003,000 shares of common stock at a price of $0.10 per share for cash of $100,300.

NOTE 5 – RELATED PARTY TRANSACTIONS

In the year ended March 31, 2008 the Company’s majority shareholder loaned the Company $33,500, bringing the total amount of the related party loan to $53,500. This loan is noncollateralized and due on demand.

NOTE 6 – SUBSEQUENT EVENTS

On May 28, 2008, the company completed a non-brokered Regulation S private placement of 12,500,000 shares of the company’s restricted common stock at $0.02 per share. Gross proceeds from the private placement will be used for working capital. The Company will file a Form S-1 registration statement with the United States Securities and Exchange Commission within one hundred and twenty (120) days of the date of this Stock Purchase Agreement registering the Shares sold to the Subscribers.

On June 3, 2008, Lake Victoria Mining Company, Inc. agreed to a fourth amendment to the Mineral Property Purchase/Option Agreement dated April 1, 2007 between Lake Victoria Mining Company and Uyowa Gold Mining and Exploration Limited.

The parties have mutually agreed to a Fourth Amendment Agreement that in summary contains the following material changes:

1.	The number of days or the date for the cash and shares payment (Initial Payment Date) has been amended and must occur no later than August 31, 2008.
2.	The payment amount has been increased from $20,000 USD to $75,000 USD.
3.	The option to acquire a 100% interest in and to the property has been amended to an option to acquire an 80% interest in and to the property.
4.

Schedule C "Production and Pre Production Agreement" has be amended to a new Schedule C "Exploration Commitments" and commits Lake Victoria to perform a total of $1,600,000 in exploration work over a forty-eight month period from the "Initial Payment Date".

LAKE VICTORIA MINING, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS

	June 30,	March 31
	2008	2008
	(UNAUDITED)
ASSETS

Current assets
Cash	$ 327,452	$ 101,925
Advances and Accounts receivable	1,884	-

Total Current Assets	329,336	101,925

PROPERTY AND EQUIPMENT, NET	-	-

TOTAL ASSETS	$ 329,336	$ 101,925

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$ -	$ 2,580
Accrued expenses	-	1,290
Advances payable - related party	54,142	53,920
Other Payables	79	79
Total Current Liabilities	54,221	57,869

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' DEFICIT
Preferred stock, $0.00001 par value: 100,000,000	-	-
authorized, no shares outstanding
Common stock, $0.00001 par value;
100,000,000 shares authorized, (17,503,000 and 5,003,000)
shares issued and outstanding, respectively	175	50
Additional paid-in capital	350,165	100,290
Subscription receivable	(35)	(35)
Accumulated deficit during exploration stage	(75,190)	(56,249)
Total stockholders' Deficit	275,115	44,056

TOTAL LIABILITIES AND
STOCKHOLDERS DEFICIT	$ 329,336	$ 101,925

The accompanying condensed notes are an integral part of these interim financial statements

LAKE VICTORIA MINING, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS
(UNAUDITED)

	For the Three	For the Three	Period from
	Month Period	Month Period	March 14, 2007
	Ended	Ended	(Inception) to
	June 30, 2008	June 30, 2007	June 30, 2008

REVENUE	$ -	$ -	$ -

OPERATING EXPENSES
General and administrative expenses	18,987	8,695	75,342

Total operating expense	18,987	8,695	75,342

LOSS FROM OPERATIONS	(18,987)	(8,695)	(75,342)

OTHER INCOME(EXPENSES)
Interest income	45	-	152
Total other income	45	-	152

LOSS BEFORE TAXES	(18,942)	(8,695)	(75,190)

INCOME TAX EXPENSE	-	-	-

NET LOSS	$ (18,942)	$ (8,695)	$ (75,190)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$ nil	$ nil	$ (0.01)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	9,586,333	4,000,000	5,562,652

The accompanying condensed notes are an integral part of these interim financial statements

LAKE VICTORIA MINING, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS
(UNAUDITED)

	For the Three	For the Three	Period from
	Month Period	Month Period	March 14, 2007
	Ended	Ended	(Inception) to
	June 30, 2008	June 30, 2007	June 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (18,942)	$ (8,695)	$ (75,190)
Adjustments to reconcile net loss to net cash
provided (used) by operating activities:
Increase in Advance and Accounts receivable	(1,884)		(1,884)
Increase in Accounts payable	(2,357)	-	-
Increase in accrued expenses	(1,290)	9,600	-
Increase in other payables	-	-	79
Net cash used by operating activities	(24,473)	905	(76,995)

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:	-	-	-

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from issuance of stock	250,000	5	350,305
Related party payable proceeds	-	20,420	54,142
Net cash provided by financing activities	250,000	20,425	404,447

Net increase in cash and cash equivalents	225,527	21,330	327,452

Cash at beginning of period	101,925	-	-

Cash at end of period	$ 327,452	$ 21,330	$ 327,452

SUPPLEMENTAL CASH DISCLOSURES:
Income taxes paid	$ -	$ -	$ -
Interest paid	$ -	$ -	$ -

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for subscription receivable	$ (35)	$ (35)	$ (35)

The accompanying condensed notes are an integral part of these interim financial statements

LAKE VICTORIA MINING, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT
(UNAUDITED)

					Accumulated	Total
	Common Stock		Additional	Subscription	Deficit During	Stockholders'
	Shares	Amount	Paid-in Capital	Receivable	Exploration Stages	Deficit

Balance, at March 14, 2007 (Inception)	-	$ -	-	$ -	$ -	$ -

Common stock issued for cash
$0.00001 per share	4,000,000	40		(35)	-	5

Net loss for period ended					(29,725)	(29,720)
March 31, 2007

Balance, at March 31, 2007	4,000,000	$ 40	$ -	$ (35)	$ (29,725)	$ (29,720)

Common stock issued for cash						-
at $0.1 per share	1,003,000	10	100,290	-	-	100,300

Net loss for period ended
March 31, 2008	-	-	-	-	(26,524)	(26,524)

Balance, at March 31, 2008	5,003,000	$ 50	$ 100,290	$ (35)	$ (56,249)	$ 44,056

Common stock issued for cash
at $0.02 per share	12,500,000	125	249,875	-	-	250,000

Net loss for period ended
June 30, 2008	-	-	-	-	(18,941)	(18,941)

Balance, at June 30, 2008	17,503,000	$ 175	$ 350,165	$ (35)	$ (75,190)	$ 275,115

The accompanying condensed notes are an integral part of these interim financial statements

LAKE VICTORIA MINING COMPANY, INC.

CONDENSED NOTES TO THE FINANCIAL STATEMENTS

June 30, 2008

(Unaudited)

.

NOTE 1 – DESCRIPTION OF BUSINESS

Lake Victoria Mining Company, Inc. (hereinafter “the Company”) was incorporated March 14, 2007 under the laws of the State of Nevada.

The principal business of the Company is to search for mineral deposits or reserves which are not in either the development or production stage. The Company is an exploration stage corporation that intends to conduct exploration activities on a gold property located in Tanzania. This property consists of one mining license for an area of approximately 70.72 square kilometers.

The Company’s administrative office is located in Riverside, California. The Company’s year-end is March 31.

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Regulation S-B as promulgated by the Securities and Exchange Commission (“SEC”).  Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements.  These unaudited interim financial statements should be read in conjunction with the Company’s audited financial statements for the year ended March 31, 2008, included in the Company’s Form 10 KSB filing.  In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.  Operating results for the three month period ended June 30, 2008 are not necessarily indicative of the results that may be expected for the full year.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from the estimates and assumptions and could have a material effect on the reported amounts of the Company’s financial position and results of operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of Lake Victoria Mining Company, Inc. are presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.

LAKE VICTORIA MINING COMPANY, INC.

CONDENSED NOTES TO THE FINANCIAL STATEMENTS

June 30, 2008

(Unaudited)

.

These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt with original maturities of three months or less to be equivalent.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 133”), as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At June 30, 2008, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted losses per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Exploration Stage

LAKE VICTORIA MINING COMPANY, INC.

CONDENSED NOTES TO THE FINANCIAL STATEMENTS

June 30, 2008

(Unaudited)

.

The Company has been in an exploration stage since its formation and has not realized any revenues from operations. It is primarily engaged in searching for mineral deposits or reserves which are not in either the development or production stage.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2008.

Income Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (hereinafter “SFAS No.109”). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Going Concern

As shown in the accompanying financial statements, the Company had an accumulated deficit of $75,190 incurred through June 30, 2008. The Company has no revenues, limited cash and losses from operations. Management intends to seek additional capital from new equity securities offerings that will provide funds needed begin the exploration for gold. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. The Company anticipates that it will need $100,000 to continue in existence for the following twelve months. The Company expects to be able to control its cash outflows based upon funds received.

Mineral Properties

Costs of acquiring mineral properties are capitalized by project area upon purchase of the associated claims. Costs to maintain the mineral rights and leases are expensed as incurred.

LAKE VICTORIA MINING COMPANY, INC.

CONDENSED NOTES TO THE FINANCIAL STATEMENTS

June 30, 2008

(Unaudited)

.

When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves.

Mineral properties are periodically assessed for impairment of value and any diminution in value.

On May 25, 2007, license 2747/2004 was granted by the Ministry of Energy and Minerals to Uyowa Gold Mining and Exploration Company Limited for the period of seven years with the intention of conducting exploration.

The license is owned 100% by Uyowa Gold Mining and Exploration Company Limited and with the present agreement (see Note 3) the license will be optioned 80% interest to Lake Victoria Mining Company, Inc. No royalties or other encumbrances exist with respect to this property.

NOTE 3 - MINERAL PROPERTY PURCHASE/OPTION AGREEMENT

On April 1, 2007, the Company signed mineral property purchase/option agreement to acquire a license to explore the property from Uyowa Gold Mining and Exploration Company Limited, P.O. Box 80079, Dar es Salaam, Tanzania. Under the terms of the license, the Company is able to acquire 100% interest in the property by contracting its own geologist, paying the owner $20,000 (Initial Payment Date) within a maximum of 100 days of the Initial Signing Date and issuing 10% of Company's share capital on the Initial Payment Date.

On June 3, 2008, Lake Victoria Mining Company, Inc. agreed to a fourth amendment to the Mineral Property Purchase/Option Agreement dated April 1, 2007 between Lake Victoria Mining Company and Uyowa Gold Mining and Exploration Limited.

The parties have mutually agreed to a Fourth Amendment Agreement that in summary contains the following material changes:

1.

The number of days or the date for the cash and shares payment (Initial Payment Date) has been amended and must occur no later than August 31, 2008.

2.

The payment amount has been increased from $20,000 USD to $75,000 USD.

3.  The option to acquire a 100% interest in and to the property has been amended to an option to acquire an 80% interest in and to the property.

4.

Schedule C "Production and Pre Production Agreement" has be amended to a new Schedule C "Exploration Commitments" and commits Lake Victoria to perform a total of $1,600,000 in exploration work over a forty-eight month period from the "Initial Payment Date".

LAKE VICTORIA MINING COMPANY, INC.

CONDENSED NOTES TO THE FINANCIAL STATEMENTS

June 30, 2008

(Unaudited)

.

NOTE 4 – CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001. As of June 30, 2008, the Company has not issued any preferred stock.

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

On May 28, 2008, the company completed a non-brokered Regulation S private placement of 12,500,000 shares of the company’s restricted common stock at $0.02 per share for cash of $250,000.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of June 30, 2008 the Company’s shareholder Kilimanjaro mining company Inc. loaned the Company in the total amount of $53,500. This loan is noncollateralized and due on demand.

At June 30, 2008, a former officer and director loaned the company $300, which is uncollateralized and noninterest bearing, and paid expenses of $120 on behalf of the Company.

During the three months ended June 30, 2008, an officer and director paid expenses of $223 on behalf of the Company.

NOTE 6 – SUBSEQUENT EVENTS

On July 14, 2008, the Company made cash payment of $75,000 to acquire 80% interest of Kalemela licenses PL2747/2004.

On July 23, 2008, the Company has signed an exploration services agreement with Geo Can Resources Company Limited, Tanzania, to provide the initial exploration program on Kalemela license.

Plan Of Operation

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our expenditures. This is because we have not generated any revenues. Accordingly, cash must be raised from other sources.

We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this report. We are not going to buy or sell any plant or significant equipment during the next twelve months.

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the Property contains reserves. We have not selected a consultant as of the date of this report and will not do so until our public offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don’t find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of the Property. If it turns out that we do not have enough money to complete our exploration program, we will try to secure additional funds from alternate sources. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can’t raise it, we may have to suspend active operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our Property and if any minerals which are found can be economically extracted and profitably processed.

The Property is undeveloped raw land. To our knowledge, the Property has never been mine.

We will search for mineralized material. Mineralized material is an ore body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can’t predict what that will be until we find mineralized material.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that whatever is located under adjoining property may or may not be located under the Property.

We intend to implement an exploration program which consists of geochemical surveys such as rockchip/soil sampling and geological mapping should be undertaken across faults inferred from the aeromagnetic lineaments.

We do not intend to interest other companies in the Property if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultants. We have no plans to interest other companies in the Property if we do not find mineralized material. To pay the consultant and develop the reserves, we will need to secure additional funding through further offerings of our securities or debt. As of the date of this Prospectus, we have no plans to raise additional funds in the near future. Further, there is no assurance we will be able to raise any additional funds even if we discover mineralized material and a have a defined ore body.

If we are unable to complete any phase of exploration because we don’t have enough money, we may need to suspend active business operations until additional funding can be located and secured..

All of the work on the Property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To implement our business plan, we must conduct the research and exploration of the Property before we can start any production of any minerals we may find.  We believe we have sufficient funds to carry out our plan of operations for the next 12 months.

If we need additional funding we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to then existing shareholders.

Liquidity and Capital Resources

We believe that our cash on hand will be sufficient to sustain our activities for the next twelve months.  On October 17, 2007, the Company completed our public offering selling 1,003,000 shares of common stock at a price of $0.10 per share for cash of $100,300. These proceeds will be applied to the items set forth in the Use of Proceeds section of our public offering. If our existing cash is insufficient to sustain us for the near future and/or we have the need for additional funding in order to advance our plan of operations we may be forced to engage in additional offerings of our securities or to obtain debt financing.  There can be no assurances that the Company will be able to obtain additional funding on any terms or on terms that are acceptable to the Company.

We have discussed this matter with our officers and directors and David Gamache, a former officer and director, has agreed to advance funds as needed and has agreed to pay the cost of reclamation of the property should mineralized material not be found thereon. The foregoing agreement is oral, there is nothing in writing to evidence the same. While Mr. Gamache has agreed to advance the funds, the agreement is unenforceable as a matter of law, since there is no consideration for the same. At the present time, we have not made any arrangements to raise additional cash, other than through our public offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

We acquired one license to explore the Property. We expect to start exploration operations within the next 12 months.. As of the date of this Prospectus, we have yet to begin exploration operations.

Since inception, we have issued 5,003,000 shares of common stock for cash totaling $100,305 and a subscription receivable of $35.

In March 2007, 3,000,000 shares of common stock were issued to Kilimanjaro Mining Company, Inc., a corporation owned and controlled by Heidi Kalenuik. Further, in March 2007, 500,000 shares of common stock were issued to David Gamache, an officer and director and 500,000 shares of common stock were issued to George Lennox, a former officer and director. The 4,000,000 shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers’ transaction or in a transaction directly with a market maker.

As of December 31, 2007, our total assets were $112,524 and our total liabilities were $59,040.

On May 28, 2008, we completed the issuance of 12,500,000 of our common a non –brokered Regulation S private placement.  We received proceeds of $250,000 from that offering.  No commissions or fees were paid in connection with that offering.  Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters And Control Persons

Officers and Directors

On June 26, 2008, Mr. Roger Newell was appointed to the Board of Directors and as President and CEO., and Mr. David Gamache resigned from the Board of Directors and as an officer of the Company.  On June 28, 2008, MS. Heidi Kalenuik and Mr. Ahmed Magoma were appointed to the Board of Directors, Ms. Kalenuik was appointed as Secretary and Treasurer, and Mr. George Lennox resigned as a director and as Secretary.  Our current directors serve until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Dr. Roger Newell	65	President, Chief Executive Office, Director
1781 Larkspur Drive, Golden, Colorado 1-303-618-9982

Heidi Kalenuik	41	Secretary, Treasurer, Director
2-1071 West 7th Avenue, Vancouver, B.C. V6H 1B2 1-604-719-2896

Ahmed A. Magoma	41	Director
Box 80079, Dar es Salaam, Tanzania

The persons named above have held their offices/positions since June, 2008 and are expected to hold their offices/positions until the next annual meeting of our stockholders and until their successors are elected the duly installed.

Background of Officers and Directors

Dr. Roger Newell

Roger Newell served as a Vice President-Development and a Board Member of Capital Gold Corp. (CGLD) from 2000 to 2007.  As such he was responsible for much of Capital Gold’s engineering and business development at El Chanate Gold, Mexico and continues to serve on Capital Gold Corp’s Board of Directors.  He also served as President (2000 to 2006) of Capital Gold’s Mexican subsidiary, Minmera Santa Rita.

Prior to this time at Capital Gold, he served as Exploration Manager/Senior Geologists for the Newmont Mining Company; Exploration Manager for Gold Fields Mining Company; and Vice President-Development, for Western Exploration Company.

Most recently, Dr. Newell joined the management team of Kilimanjaro Mining Company, Inc. (www.kilimanjarominingcompany.com), a private company involved in the acquisition and exploration of highly prospective resource properties in Tanzania, East Africa.

Mr. Ahmed Magoma has a BSc in geology from the University of Dar es Salaam (1992) and 16 years experience in the mining industry, wherein he has held progressively more responsible management and supervisory roles.  He most recently joined Kilimanjaro Mining Company, Inc., a private company involved in the acquisition and exploration of highly prospective resource properties in Tanzania, East Africa.  In addition to being a director with Kilimanjaro, Mr. Magoma is responsible for all resource property acquisitions and explorations within Tanzania.  His experience encompasses gold projects from grassroots through to mining production.  His field experience included working with Tanex, a subsidiary of DeBeers and other South African companies as a field geologist.  Mr. Magoma worked with the Ministry of Energy and Minerals in Tanzania for a period to learn, through study, the techniques of small-scale miners to enhance their production.  Mr. Magoma has worked with  major gold companies Barrick and Randgold as a project geologist and then as senior project geologist with Tanzanite Africa.

Mrs. Heidi Kalenuik, originally from South Africa, is also the founder and President of Kilimanjaro Mining Company, Inc., a private company concentrated on resource property acquisitions, exploration and joint ventures in the United Republic of Tanzania.  Kilimanjaro currently owns 11 prospective gold projects comprised of over 50 unique licenses, in addition to its uranium projects.  Prior to Kilimanjaro, Mrs. Kalenuik was extensively involved in the precious mineral industry, including seven years exclusively in the diamond industry in South Africa.   She has also worked for the past several years with over 150 private and public companies in British Columbia, Canada.  The companies have included numerous resource companies.

During the past five years, none of our officers or directors have been the subject of the following events:

1.   Any bankruptcy petition filed by or against any business of which they were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.   Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.   An order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Messrs Gamache's and Lennox's involvement in any type of business, securities or banking activities.

4.   Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Conflicts of Interest

At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional properties. The only conflict that we foresee is the devotion of time of our officers and directors to projects that do not involve us. In the event that any of them cease devoting time to our operations, they have agreed to resign as officers and directors. We have no policies relating to conflicts of interest.

Change in Control

A major shareholder acquired stock in a series of transactions in which it now owns a total of 17.14% of the issued and outstanding shares of the Company’s common stock.  Subsequently, a change in management occurred allowing an officer and director of our major shareholder to be appointed an officer and director of the Company.  There is a potential for affiliated shareholders (shareholders owning more than 5% of the Company’s common stock, or officers and directors) to continue to exert influence over the actions taken by the Company’s officers and directors in pursuit of its business plan.

Executive Compensation

(a) Following is a table detailing payments made to the Company’s executive officers for the past two years.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings	All Other Compen-sation	Total

David Gamache, President[1]	2008 2007	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
George Lennox, Secretary[2]	2008 2007	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Dr. Roger Newell, President, CEO[3]	2008	0	0	0	0	0	0	0	0
Heidi Kalenuik, Secretary Treasurer[4]	2008	0	0	0	0	0	0	0	0

1)

Resigned June 26, 2008

2)

Resigned June 28, 2008

3)

Appointed June 26, 2008

4)

Appointed June 28, 2008

We have no employment agreements with any of our officers.  We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
David Gamache, President[1]	0	0	0	0	0	0	0	0	0
George Lennox, Secretary[2]	0	0	0	0	0	0	0	0	0
Dr. Roger Newell, President, CEO[3]

Heidi Kalenuik, Secretary Treasurer[4]

1)

Resigned June 26, 2008

2)

Resigned June 28, 2008

3)

Appointed June 26, 2008

4)

Appointed June 28, 2008

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
David Gamache, President[1]	0	0	0	0	0	0	0
George Lennox, Secretary[2]	0	0	0	0	0	0	0
Dr. Roger Newell, President, CEO[3]	0	0	0	0	0	0	0
Heidi Kalenuik, Secretary Treasurer[4]	0	0	0	0	0	0	0
Ahmed A. Magoma[4]	0	0	0	0	0	0	0

1)

Resigned June 26, 2008

2)

Resigned June 28, 2008

3)

Appointed June 26, 2008

4)

Appointed June 28, 2008

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

No remuneration is proposed to be paid in the future directly or indirectly by the corporation to any officer or director under any plan which presently exists. There are no plans to increase the number of employees significantly over the next twelve months.

Compensation Discussion and Analysis

Director Compensation

Members of the Company’s Board of Directors do not receive compensation, as such, at this time.

Officer Compensation

Officers are not compensated at this time.  However, all out of expenses incurred in the performance of their duties will be reimbursed.

Stock Option Grants

As of the date of this Prospectus the Company has not granted any stock options

Employment Agreements

We do not have any employment or consultant agreement with any other officers, directors or employees.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth, as of July 15, 2008, the beneficial ownership of our common stock by each of our officers and directors, by each person known by us to beneficially own more than 5% of our common stock and by our officers and directors as a group.  Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 17,503,000 shares of common stock issued and outstanding on July 15, 2008.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage Ownership of Common Stock
Dr. Roger Newell, President, CEO[1]	0	0
Heidi Kalenuik, Secretary Treasurer[4]	0	0
Ahmed A. Magoma[2]	0	0
Directors and Officers as a Group (3)	0	0
Kilimanjaro Mining Company, Inc. 711 S. Carson Street Carson City, NV 89701	3,000,000	17.14%

1)

Appointed June 26, 2008

2)

Appointed June 28, 2008

Transactions with Related Persons, Promoters and Certain Control Persons

In March 2007, 3,000,000 shares of common stock were issued to Kilimanjaro Mining Company, Inc., a corporation owned and controlled by Heidi Kalenuik; 500,000 shares of common stock were issued to David Gamache, a former officer and director; and, 500,000 shares were issued to George Lennox, a former officer and director. These were accounted for as an acquisition of shares of common stock in the amount of $40.00.

Kilimanjaro Mining Company, Inc., a corporation owned and controlled by Heidi Kalenuik, advanced $20,000 (plus $7,500 on May 4, 2007, as a loan) to cover some initial expenses.  Kilimanjaro Mining Company, Inc. loaned the Company an additional $33,500 during the quarter ended March 31, 2008, bringing the total amount of the loan to $53,500.

As of the date of this Prospectus, other than the shares issued to Kilimanjaro Mining Company, Inc., a corporation owned and controlled by Heidi Kalenuik, there have been no transactions or proposed transactions in the past two years in which Lake Victoria was or is a party to a transaction which has materially affected or will materially affect Lake Victoria in which any director, promoter, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or indirect material interest.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee*

$

40

Transfer Agent Fees

$

0

Accounting fees and expenses

$

10,000

Legal fees and expenses

$

10,000

-------------

Total

$

20,040

=======

--------------------------------------------------------------------------------------

* All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our Articles of Incorporation. Excepted from that immunity are:

(1)   a wilful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)   a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)   a transaction from which the director derived an improper personal profit; and

(4)   wilful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)   such indemnification is expressly required to be made by law;

(2)   the proceeding was authorized by our Board of Directors;

(3)   such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)   such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
David Gamache	March 29, 2007	500,000	Cash of $5.00
6805 Sundance Trail
Riverside, CA 92506

George Lennox	March 29, 2007	500,000	Subscription receivable
8620 Berwick Road			of $5.00
Calgary, Alberta T3K 1E6

Kilimanjaro Mining Company, Inc. [1]	March 29, 2007	3,000,000	Subscription receivable
711 S. Carson Street			of $30.00
Carson City NV 89701

[1]	Heidi Kalenuik exercises voting and dispositive control over the shares of common stock owned by Kilimanjaro Mining Company, Inc.

We issued the foregoing restricted shares of common stock to George Lennox pursuant to Regulation S of the Securities Act of 1933. The sale of the shares to Mr. Lennox took place outside the United States of America and Mr. Lennox is a non-US persons as defined in Regulation S. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone. We issued the foregoing shares to David Gamache and Kilimanjaro Mining Company, Inc. pursuant to section 4(2) of the Securities Act of 1933. Mr. Gamache and Kilimanjaro Mining Company, Inc. are sophisticated investors and were in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made by us.

On May 28, 2008, we completed the issuance of 12,500,000 of our common a non –brokered Regulation S private placement.  We received proceeds of $250,000 from that offering.  No commissions or fees were paid in connection with that offering.  Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S.  We did not engage in a distribution of these offerings in the United States.  Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.  Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The Selling Shareholders named in the Prospectus which forms a part of this registration statement include all of the purchasers who purchased shares pursuant to these Regulation S offerings.

EXHIBITS

The following exhibits are included in this registration statement.

EXHIBIT

NUMBER

DESCRIPTION

----------

-----------

3.1

Articles of Incorporation*

3.2

By-Laws*

4.1

Specimen Certificate*

5.1

Opinion of Parsons/Burnett/Bjordahl, LLP, with consent to use

23.1

Consent of Accountant

23.2

Consent of Parsons/Burnett/Bjordahl, LLP (included in Exhibit 5.1)

*Previously filed as exhibits to Form SB-2, filed June 26, 2007, SEC File No. 333-144051.

UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by, Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Golden, State of Colorado, on August 25, 2008.

LAKE VICTORIA MINING COMPANY, INC.

/s/ Dr. Roger Newell

Dr. Roger Newell, President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dr. Roger Newell

Dr. Roger Newell, President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer

/s/ Heidi Kalenui

Heidi Kalenuik, Secretary, Treasurer, Director

/s/ Ahmed A. Magoma

Ahmed A. Magoma, Director